                                                                    EXHIBIT 99.1



                           ARTICLES OF INCORPORATION

                                      of

                        NEW EDGE PETROLEUM CORPORATION



        The undersigned, a natural person eighteen (18) years of age or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

        The name of the corporation is New Edge Petroleum Corporation.

                                  ARTICLE TWO

        The period of the corporation's duration is perpetual.

                                 ARTICLE THREE

        The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.

                                 ARTICLE FOUR

        The aggregate number of share of stock which the corporation shall have authority to issue is 150,000 shares of common stock of the par value of $.01 each.

                                 ARTICLE FIVE

        The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

        No shareholder shall be entitled as a matter of right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares, preemptive rights being hereby denied for all purposes. Such additional shares, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.

                                 ARTICLE SEVEN

        At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

                                 ARTICLE EIGHT

        The address of the initial registered office of the corporation is 1111 Bagby Street, Suite 2100, Houston, Texas 77002, and the name of its initial registered agent at such address is Robert Thomas.

                                 ARTICLE NINE

        A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director to the extent the director is found liable for:

                (1) a breach of the director's duty of loyalty to the corporation or its shareholders;

                (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director's office; or

                (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                  ARTICLE TEN

        The number of directors constituting the initial Board of Directors is seven, and the names and addresses of the persons who are elected and qualified are:

                NAME                            ADDRESS

        Mr. James D. Calaway            712 Main, Suite 1500 East
                                        Houston, Texas 77002

        Mr. John E. Calaway             1111 Bagby, Suite 2100
                                        Houston, Texas 77002

        Mr. Pherl Brossman              1111 Bagby, Suite 2100
                                        Houston, Texas 77002

        Mr. John Sfondrini              One Landmark Square, Suite 611
                                        Stanford, Connecticut 06901

        Mr. Vincent Andrews             19 Old Kings Highway
                                        Darien, Connecticut 06820

        Mr. Joel Davis                  825 One Energy Square
                                        4925 Greenville Ave., Suite 825
                                        Dallas, Texas 75206

        Mr. Christopher Taylor          2 Pickwick Plaza, Suite 110
                                        Greenwich, Connecticut 06831


John E. Calaway shall be the Chairman of the Board of Directors.


                                ARTICLE ELEVEN

                              Amendment of Bylaws
                              -------------------

        The Shareholders shall have the exclusive power to alter, amend or repeal Bylaws or adopt new Bylaws, and the Board of Directors may not alter, amend or repeal Bylaws or adopt new Bylaws.

                                ARTICLE TWELVE

        The name and address of the incorporator is:

                NAME            ADDRESS

        Robert Thomas     1111 Bagby, Suite 2100
                          Houston, Texas 77002



        IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 27th day of March, 1991.



                        /s/ ROBERT THOMAS
                        -----------------
                            Robert Thomas

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                        NEW EDGE PETROLEUM CORPORATION


        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, as amended (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation to change its name:

        1.      The name of the corporation is New Edge Petroleum Corporation.

        2. Article One of the Articles of Incorporation is amended hereafter to read as follows:


                                  ARTICLE ONE
                                  -----------

The name of the corporation is Edge Petroleum Corporation.

        3. The amendment was adopted by the shareholders by unanimous consent on April 8, 1991.

        4. The number of shares outstanding at the time of such adoption was 105,263 and the number of shares entitled to vote hereon was 105,263.

        5. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

        6. The amendment will not result in any change in the amount of stated capital of the Corporation.

        WITNESS THE EXECUTION HEREOF, this the 8th day of April, 1991.

                                /s/ RICHARD S. DALE
                                --------------------------
                                Secretary

THE STATE OF TEXAS     )
                       )
COUNTY OF HARRIS       )



        Before me, the undersigned authority of this day personally appeared Richard S. Dale, being by me duly sworn, declared that he is the Secretary of the Corporation whose name appears on the foregoing document and that the statement therein contained are true.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 8th day of April, 1991.



                                /s/ Lauren R. Svatek
                                --------------------
                                Notary Public in and for the
                                State of Texas

                                Lauren R. Svatek
                                ----------------
                                Printed Name



My commission expires: April 30, 1994